UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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TORRAY FUND

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Torray Fund

A Series of Torray Fund
7501 Wisconsin Ave., Ste. 750W
Bethesda, MD 20814
July 23, 2021
Dear Shareholder,
You are receiving this letter and the materials that accompany it for several reasons.  The first is to inform you, with sadness, that Robert Torray, the founder of our firm and prior long-time portfolio manager of the Torray Fund, passed away on May 10, 2021 at the age of 84 following a brief illness.  Mr. Torray was a leader in the asset management and mutual fund industries, and a uniquely focused philanthropist.  He was beloved by all who worked with him, and we will miss him greatly.  The second purpose of this communication is to provide you with information concerning how Mr. Torray’s death affects the proxy that we sent to you  on or about April 23, 2021.  The third purpose is to describe for you certain actions that the Fund’s Board unanimously took at a May 13, 2021 Special Meeting to consider the pending proxy matters in light of Mr. Torray’s death. The fourth purpose is to apprise you of what transpired at the Shareholder Meeting that occurred on June 17, 2021.  Our final purpose is to apprise you of how the proxy will now proceed in light of these unexpected developments.

How Did Mr. Torray’s Death Affect The Proxy That We Sent You  On Or About April 23, 2021?

As you may recall, the proxy that we sent you in April sought your affirmative vote to (1) approve a new management contract between the Fund and Torray LLC (“Torray” or “Manager” or “Company) resulting from a proposed change in control of the Manager, and (2) elect new and current Trustees to the Fund’s Board.  As we discuss in the Q&A that follows this letter, the effect of Mr. Torray’s death with respect to that proxy was to accelerate the changes in control at Torray – which occurred as a result of and at the of the time of Mr. Torray’s death - relative to the timeframe that was described in the April proxy.  The end result is the same, however, in terms of what you are being asked to approve – a New Management Agreement that has been unanimously approved by the Torray Fund Board, subject to shareholder approval, with a new control structure at Torray in which Nicholas Haffenreffer, a current owner of Torray and its Chief Investment Officer, is the Company’s only control  person (defined by federal securities laws as someone owning more than 25% of a company’s voting interests) and Mr. Torray is no longer a control person.  As described in the proxy, the change in control at Torray was not scheduled to occur until the future, when certain transactions involving Mr. Torray and Nicholas Haffenreffer,  were consummated, and such transactions would not have been consummated unless and until shareholders of the Fund had approved the New Management Agreement through the proxy process.  If such transactions had occurred, Mr. Torray would no longer have been a control person and Mr. Haffenreffer would have become Torray’s only control person. As an immediate consequence of Mr. Torray’s death, however, Mr. Torray is no longer a control person of Torray and Mr. Haffenreffer became Torray’s only control person, the same result that would have occurred had the transactions contemplated in the proxy been completed.  Thus, instead of voting to approve a New Management Agreement that was required because  of change-in-control transactions that would occur in the future, you are now voting to approve the same New Management Agreement because of a change-in-control event that has already occurred because of Mr. Torray’s death.

With respect to the proxy’s second proposal, the election of new and current Trustees, the slate of Trustees that you are being asked to elect is unaffected by Mr. Torray’s death.

What Actions Did The Fund’s Board Take At A May 13, 2021 Special Meeting To Consider The Pending Proxy Matters In Light Of Mr. Torray’s Death?

The Fund’s Board convened a Special Meeting on May 13, 2021 to consider the pending proxy matters in light of Mr. Torray’s death.  At that meeting, to ensure that investment management services would continue to be provided to the Fund and its shareholders despite the changes in control that resulted from Mr. Torray’s death, the Board (1) unanimously approved an interim management agreement (“Interim Management Agreement”) pursuant to rule 15a-4 under the Investment Company Act of 1940 (“1940 Act”), that was identical in all material respects to the management agreement that was in effect at the time of Mr. Torray’s death (“Former Management Agreement”), with the duration of up to 150 days; and (2) unanimously approved an  interim operating expenses limitation agreement (“Interim OELA”) that was also identical to the operating expenses limitation agreement that was in effect as of the date of Mr. Torray’s death (“Former OELA”), and which was also retroactive to the date of Mr. Torray’s death, with the duration of up to 150 days. The Interim Advisory Agreement and Interim OELA are scheduled to expire on the earlier of the following dates: (1) the date that shareholders approve the New Management Agreement, and such results are certified; or (2) on October 7, 2021, which is 150 days after Mr. Torray’s death.  If shareholders do not approve the New Management Agreement before October 7, 2021, the Fund will not have an effective advisory agreement in place as of October 8, 2021, and Torray would not be authorized to continue to provide such services to the Fund.  Your vote to approve the New Management Agreement is consequently extremely important.

What Transpired At The June 17, 2021 Shareholder Meeting?

The Shareholder Meeting scheduled for 2:00 pm on June 17, 2021 at Torray’s offices, 7501 Wisconsin Ave., Ste. 750W, Bethesda, MD 20814 convened as scheduled. After the Shareholder Meeting was called to order, the vote totals for each of the proposals in the proxy were tabulated and reported.  Although a quorum was present for each of the proposals and each proposal had sufficient affirmative votes to pass, the vote totals were not certified because shareholders had not previously been informed of Mr. Torray’s death and its effect on the proxy, as described in these materials.  Instead, the Shareholder Meeting was  adjourned so that shareholders could be apprised of and give full consideration to these developments and, if they wish, change their prior vote.  The adjourned Shareholder Meeting is scheduled to reconvene on August 24, 2021 at 10:00 am at the same location.
How Will the Proxy Proceed In Light of These Unexpected Developments?
As noted above, the June 17, 2021 Shareholder Meeting has been adjourned and is scheduled to reconvene on August 24, 2021 at 10:00 am at Torray’s offices, 7501 Wisconsin Ave., Ste. 750W,  Bethesda, MD 20814.  Many of you have already voted on the proposals, overwhelmingly in favor of each, and we appreciate your vote.1  If you have not already voted on the proposals, we encourage you to do so.  If you previously voted on the proposals and do not wish to change your vote(s) in light of the new information that we are providing to you (or for any other reason), you need not do anything, and your previous votes will be counted as cast.  However, if you previously voted on the proposals and wish to change your vote(s) in light of the new information that we are providing to you (or for any other reason), you may vote again using any of the methods described below.

1 At the June 17, 2021, Shareholder Meeting, our proxy vendor  reported that a quorum  had been reached with respect to the approval of both New Management Agreement and the election of Trustees, with a 96.6% favorable vote rate on proposal 1 and a greater than 97.2 % favorable rate for the election of each Trustee.  Thus, unless shareholders were to change their vote prior to the reconvened shareholder meeting date, both proposals would pass.

*   *   *   *   *   *
Please take a moment to read this letter and the enclosed additional proxy materials carefully.  We direct your attention to the new information described in this letter and the Q&A section that follows below with respect to the upcoming reconvened special meeting of shareholders (the “Meeting”) of the Torray Fund (the “Fund”), the sole series of the Torray Fund (the “Trust”), to vote on the two important proposals affecting the Fund.  The Meeting  originally scheduled for  June 17, 2021, at 7501 Wisconsin Ave., Ste. 750W,  Bethesda, MD 20814 at 2:00 pm. Eastern was  adjourned so that shareholders could be apprised of and give full consideration to the  developments described in these materials and, if they wish, change their prior vote.    The adjourned Meeting is scheduled to reconvene on August 24, 2021 at 10:00 am at the same location.

The question-and-answer section that follows discusses these two proposals and the Board’s actions at its January 22, 2021 Meeting and May 13,  2021 Special Meeting, and also describes what transpired at the June 17, 2021 Shareholder meeting.   The Board of Trustees again recommends that you read the enclosed materials carefully and vote in favor of both proposals.
If you have not already voted on the proposals, we encourage you to do so, and you may choose one of the following options to authorize a proxy to vote your shares as you wish or  vote in person at the meeting:
•	Mail: Complete and return the proxy card provided with the definitive proxy.
•	Internet: Access the website shown on your proxy card and follow the online instructions.
•	Telephone (automated service): Call the toll-free number shown on your proxy card and follow the recorded instructions.
•	In person: Attend the reconvened special shareholder meeting on August 24, 2021 at 10:00 am.
If you previously voted on the proposals and do not wish to change your vote(s) in light of the new information that we are providing to you (or for any other reason), you need not do anything, and your previous votes will be counted as cast.
If you previously voted on the proposals and wish to change your vote(s) in light of the new information that we are providing to you (or for any other reason), you may vote again using any of the methods described above.  Any shareholder of the Fund giving a proxy has the power to revoke it prior to its exercise by mail (addressed to the Secretary at the principal executive office of the Trust shown at the beginning of this proxy statement), or in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund.  In addition, although mere attendance at the Special Meeting will not revoke a proxy, a shareholder present at the Special Meeting may withdraw a previously submitted proxy and vote in person.  To obtain directions on how to attend the Special Meeting and vote in person, please call 1- 844-406-4960.
Thank you for your response and for your continued investment in the Fund.
Sincerely, /s/ Shawn M. Hendon Shawn M. Hendon President of the Torray Fund

Questions and Answers
We encourage you to read the full text of the proxy statement that we previously provided to you as well as the materials that we are providing you today. For your convenience, we have provided a brief overview of the proposals that require a shareholder vote.
Q.	Why am I receiving this proxy statement?
A.
You are receiving these additional proxy materials because you have the right to vote on one or more important proposals concerning the Torray Fund (the “Fund”), a series of Torray Fund (the “Trust”). Shareholders of the Fund have  been asked to vote on two proposals: (1) the approval of a new management agreement (the “New Management Agreement”) between the Trust, on behalf of the Fund, and Torray, the investment manager of the Fund (“Proposal 1”); and (2) the election of Trustees to the Trust, including four current Trustees and two new Trustees (“Proposal 2”).

At a meeting of the Trust’s Board of Trustees (the “Board”) held on January 22, 2021, and in a subsequent Special Meeting of the Board on May 13, 2021, the Board approved as in the best interest of the Fund and its shareholders, both the New Management Agreement and the nominations of the Trustees to be elected, each subject to shareholder approval.
Q.	Why am I being asked to approve the New Management Agreement?
A.
As discussed in greater detail below, Torray has served as investment  manager to the Torray Fund pursuant to an Investment Management Agreement with the Trust.  Under section 15(b) of the Investment Company Act of 1940 (the “1940 Act”), an advisory agreement between an adviser and a mutual fund  automatically terminates if the  fund’s advisor experiences a direct or indirect change in control.  In effect, this provision requires a fund’s shareholders to vote on a new advisory agreement whenever the ownership control of the fund’s investment adviser changes.  The provision is designed to ensure that shareholders have a say in determining the company or persons that manage their fund.

When the definitive proxy was originally mailed to you in late April, 2021, shareholder approval of the New Management Agreement was  required because of certain proposed transactions that would result in changes of control at Torray.  Specifically, Robert E. Torray, a control person of Torray and its founder, had originally agreed to sell a portion of his voting ownership interest in Torray back to the Company (the “Robert Torray Transaction”), which would have resulted in him owning less than a 25% ownership interest in Torray, and for other current owners and employees of Torray approved by Torray’s Board of Managers to be able to purchase such ownership interests in specified percentages. One such individual, Nicholas Haffenreffer, a current owner of Torray and its Chief Investment Officer, but not then a control person of Torray, was authorized to and intended to purchase additional voting ownership interests from the Company, which would have resulted in him then owning more a 25% ownership interest in Torray  (the “Nicholas Haffenreffer Transaction”, and together with the “Robert Torray Transaction”, the “Transactions”).  None of the  transactions involving other current Torray  owners and employees would have resulted in any of those individuals owning more than a 25% ownership interest in  Torray.   Because the 1940 Act presumptively defines the owner of a greater than 25% voting interest in a company as a control person of that company, each of the Robert Torray Transaction and the Nicholas Haffenreffer Transaction would have resulted in a change of control of Torray and the termination of the Management Agreement then in effect with respect to the Fund (which we referred to as the “Current Management Agreement” in the original proxy but now refer to as the “Former Management Agreement” because of  Mr. Torray’s death).  To ensure continuation of the advisory services provided to the Fund, shareholders of the Fund were asked to approve the New Management Agreement.  Both the New Management Agreement and the Former Management Agreement contained identical fee structures.  Both agreements provided that Torray would  receive a management fee from the Fund equal to 1.00% of the average daily net assets of the Fund.  As detailed in the definitive proxy, the contemplated change in control transactions would not be consummated unless and until shareholders of the Fund had approved the New Management Agreement.

When Mr. Torray passed away on May 10, 2021, the effect of his death was to accelerate the  changes in control of Torray relative to the timeframe that was described in the proxy that we  mailed to you in April.   In particular, Mr. Torray’s death resulted in an  immediate change in control with respect to Mr. Torray’s ownership interest, which had the effect under relevant law of terminating the Former Management Agreement.  In addition, because under Torray’s operating agreement Mr. Torray’s 35% voting  interest in the Company converted immediately to a non-voting interest upon his death, Mr. Torray’s death also resulted in Nicholas Haffenreffer immediately becoming a control person of the Fund by virtue of a reduction in the overall number of voting units of the Company.  With Mr. Torray’s death and the conversion of his ownership interests to non-voting units, Mr. Haffenreffer became the immediate owner of 24.9 voting units out of 65 total voting units, or 38.3% of the Company’s voting interests.  This change in Mr. Haffenreffer’s voting interest percentage also consequently constituted an immediate change in control of Torray that terminated the Former Management Agreement.  No other current owner of Torray became more than a 25% owner of the Company’s voting interest by virtue of the reduction in the in the overall number of voting units of the Company that resulted from Robert Torray’s death.
Q.	What Actions Did the Trust’s Board of Trustees Take with Respect to the Proxy as a Result of Robert Torray’s Death?
A.
Robert Torray passed away on May 10, 2021. On May 13, 2021, the Trust’s Board  of Trustees convened a Special Telephonic Meeting (“Special Meeting”) to discuss the ramifications of Mr. Torray’s death on the pending proxy and to consider and approve a course of action in light of these developments. At the Special Meeting, the Trustees discussed with counsel the fact that Mr. Torray’s death resulted in an immediate change in control of Torray, which constituted an assignment of the Former Agreement, resulting in its termination.  To address this situation and to  ensure that investment management services would continue to be provided to the Fund and its shareholders despite the changes in control that resulted from Mr. Torray’s death, the Board, with the advice of counsel, unanimously approved an interim management agreement  (“Interim Management Agreement”) pursuant to rule 15a-4 under the Investment Company Act of 1940 (“1940 Act”), retroactive to the date of Mr. Torray’s death, with the duration of up to 150 days.[2] Other than the date of execution and the signatories, the Interim Management Agreement is identical in all material respects (other than its duration) to both the Former Management Agreement and the New Management Agreement, which the Board had previously unanimously approved at its January 22, 2021 Special Meeting. In addition, because the Operating Expenses Limitation Agreement that was in effect at the time of Mr. Torray death (“Former Operating Expenses Limitation Agreement”) by its terms terminated automatically when the Former Management Agreement terminated, the Board also unanimously approved an Interim Operating Expenses Limitation Agreement (“Interim OELA”), which is also retroactive to the date of Mr. Torray’s death and has a duration of up to 150 days.  Other than its duration, the Interim OELA approved by the Board is identical to both the Former Operating Expenses Limitation Agreement and the New Operating Expenses Limitation Agreement that the Board previously approved at its January 22, 2021 Special Meeting.  Both the Interim Management Agreement and the Interim OELA are scheduled to expire on the earlier of the following dates: (1) the date that shareholders approve the New Management Agreement, and such results are certified; or (2) on  October 7, 2021, which is 150 days after Mr. Torray’s death.  If shareholders do not approve the New Management Agreement before October 7, 2021, the Fund will not have an effective advisory agreement in place as of October 8, 2021, and Torray would not be authorized to continue to provide such services to the Fund. Your vote to approve the New Management Agreement is consequently extremely important.

2 The composition of the Board that approved the Interim Management Agreement at the May 13, 2021 Special Meeting was the same as the Board that approved the New Management Agreement, subject to shareholder approval, at the January 22, 2021 Special Meeting.  Mr. Torray was not a Trustee of the Trust.

Although approvals of investment management agreements, including interim investment management agreements, generally must occur at an in person meeting of the Board, all of the Board members and most of the other participants in the Board’s May 13, 2021  Board meeting  participated telephonically in accordance with the terms of an industrywide no-action letter issued on March 13, 2020 by the SEC’s Division of Investment Management related to the potential effects of the COVID-19 virus in which the SEC  temporarily suspended the requirement that Board meetings to consider and approve advisory contracts  (and other matters as well) occur in person.

At the Special Meeting, the Trustees also expressed a desire not to start anew with a new proxy in what has already been a protracted proxy process, but instead to carry out the current proxy process expeditiously but with full disclosure of all relevant facts to shareholders. In that regard, they requested that counsel inform the staff of the Securities and Exchange Commission of a proposed course of action in which the Fund through additional proxy materials advises all shareholders of record as of the Record Date of Mr. Torray’s death and of the Board’s actions and recommendations at its May 13, 2021 telephonic meeting.
Q.
How do the Ownership Interests in Torray that Resulted from Mr. Torray’s Death Compare to the Ownership Changes that Would Have Occurred Had the Originally Contemplated Change-in-Control Transactions been Consummated?

A.
In terms of control of Torray, Mr. Torray’s death had the same result as what would have occurred with consummation of the originally contemplated change-in-control transactions.  Under each of these scenarios, Robert Torray is no longer be a control person of the Company, and Nicholas Haffenreffer is the sole control person of the Company.

With respect to the originally contemplated change-in-control transactions, Mr. Torray, a control person of Torray and its founder, had  agreed to sell a portion of his voting ownership interest in Torray back to the Company (the “Robert Torray Transaction”), which would have resulted in him owning less than a 25% ownership interest in Torray, and for other current owners and employees of Torray approved by Torray’s Board of Managers to be able to purchase such ownership interests in specified percentages. One such individual, Nicholas Haffenreffer, a current owner of Torray but not then a control person of Torray, was authorized to and intended to purchase additional voting ownership interests from the Company, which would have resulted in him then owning more a 25% ownership interest in Torray (the “Nicholas Haffenreffer Transaction”, and together with the “Robert Torray Transaction”, the “Transactions”).  None of the  transactions involving other current Torray  owners and employees would have resulted in any of those individuals owning more than a 25% ownership interest in  Torray, and Mr. Haffenreffer would have been Torray’s sole control person after the Transactions were consummated.
As previously noted, Mr. Torray’s death on May 10, 2021 accelerated the changes in control described above, but with the same outcome in terms of control of Torray.  In particular, Mr. Torray’s death resulted in an  immediate change in control with respect to Mr. Torray’s ownership interest, which had the effect under relevant law of terminating the Former Management Agreement.  In addition, because under Torray’s operating agreement Mr. Torray’s 35% voting  interest in the Company converted immediately to a non-voting interest upon his death, Mr. Torray’s death also resulted in Nicholas Haffenreffer immediately becoming a control person of the Fund by virtue of a reduction in the overall number of voting units of the Company.  With Mr. Torray’s death and the conversion of his ownership interests to non-voting units, Mr. Haffenreffer became the immediate owner of 24.9 voting units out of 65 total voting units, or 38.3% of the Company’s voting interests.  This change in Mr. Haffenreffer’s voting interest percentage also constituted an immediate change in control of Torray that terminated the Former Management Agreement.  No other current owner of Torray became more than a 25% owner of the Company’s voting interests by virtue of the reduction in the in the overall number of voting units of the Company that resulted from Robert Torray’s death, and Mr. Haffenreffer is the Company’s only control person.

Q.	Will the Transactions Described in the Definitive Proxy Still Be Consummated?
A.
The legal representative of Mr. Torray’s estate, who is also the Trustee of Mr. Torray’s family trust, has represented that he will honor  Mr. Torray’s agreement with the Company, its members and other employees approved by Torray’s Board of Managers by effectuating transactions that would give each such member or employee the opportunity to purchase voting ownership interests in Torray equal to the amount would have been offered to each of them as originally contemplated in the definitive proxy.  These transactions will be effected by Mr. Torray’s legal representative first offering  Mr. Torray’s  former ownership interest back to the Company, as he is required to do by Torray’s Operating Agreement, and Torray then purchasing these ownership interests for “fair value”, as defined in the Operating Agreement.  The proceeds of these transactions will then be paid to Mr. Torray’s heirs and/or Trust beneficiaries.  The ownership interests that are transferred to the Company will remain non-voting interests while held by the Company as treasury shares.   The legal representative to Mr. Torray’s estate has represented that he will consummate the transfer of Mr. Torray’s interests to the Company in accordance with Mr. Torray’s agreement with the Company as soon as he is legally able to do so.

Once Mr. Torray’s former ownership interests have been so transferred to the Company, they will then be offered to the current members and employee designees in the same amounts that Mr. Torray and the Company had agreed upon with respect the transactions described in the original proxy statement.  If a current member and employee designee accepts this offer, he or she will then be permitted to purchase the offered ownership interests at “fair value”, as defined in Torray’s Operating Agreement, and upon such purchase, the ownership interest will convert from a non-voting interest to a voting interest.  The Company represents that these originally contemplated transactions will be consummated as soon as possible after Mr. Torray’s ownership interest has been transferred back to the Company.
While the sale of Mr. Torray’s ownership interests to the Company and the Company’s sale of such ownership interests to its members and employee designees as originally contemplated will be consummated as soon as possible, the timing of these transactions is irrelevant from a change in control perspective.  All of the changes in control that were contemplated by the proxy have already occurred immediately as a result of Mr. Torray’s death, and Mr. Haffenreffer is the Company’s only control person, with a voting ownership interest exceeding 25%.  The Fund commits that all of the   contemplated transactions that will occur subsequent to Mr. Torray’s death  – the sale of Mr. Torray’s former ownership interest to the Company, and the Company’s sale of ownership interests to its members and employee designees - will be structured so as to not change the control profile of the firm.  While the precise voting ownership interests of individual members will vary depending on how many shares are offered by the Company and accepted by the members and employee designees, all such transactions will be consummated so that Mr. Haffenreffer remains the Company’s only control person.  The Fund further commits that any  future transactions involving transfers of ownership interests in Company that would change control profile of the Company (either by Mr. Haffenreffer no longer owning a greater than 25% voting interest in the Company or another individual or entity becoming a greater than 25% owner of such voting interests) would not occur unless and until a proxy to approve a new management agreement was filed with the Commission and approved by shareholders.

Q.	How will approval of the New Management Agreement affect my account with the Fund?
A.
Shareholder approval of the New Management Agreement will not affect your account.  You will still own the same number of shares in the Fund and the value of your investment will not change as a result of the change of control at Torray.  In addition, the Fund’s co-portfolio managers, Shawn M. Hendon and Jeffrey D. Lent, will continue managing the Fund without interruption. Except for the effective dates and the signatories, there are no material differences between the New Management Agreement, the Interim Management Agreement,  and the Former  Management Agreement.  If approved by shareholders, the New Management Agreement would be effective as soon as the votes are certified.

Q.	How will approval of the New Management Agreement affect the management and operation of the Fund?
A.
The Fund’s investment strategies will not change as a result of shareholders approving the New Management Agreement.  There will be no change to the Fund’s portfolio management, investment objectives, principal investment strategies or principal risks.

Q.	How will approval of the New Management Agreement affect the fees and expenses I pay as a shareholder of the Fund?
A.
The fees and expenses that you pay as a shareholder of the Fund will not change under the New Management Agreement.  The approval of the New Management Agreement will not result in an increase in the Fund’s management fee and the Fund will not bear any portion of the costs associated with the Transactions or any costs and expenses associate with this proxy.

Q.	Are there any material differences between the Former Management Agreement with Torray, the Interim Management Agreement, and the New Management Agreement?
A.
No.  There are no material differences between the Fund’s Former  Management Agreement with Torray, the Interim Management Agreement, and the  New Management Agreement with Torray, other than their effective dates and signatories. All three agreements contain identical fee structures, and provide that Torray shall receive a management fee from the Fund equal to 1.00% of the average daily net assets of the Fund.

Q.	Are there any material differences between the Former Operating Expense Limitation Agreement, the Interim Operating Expense Limitation Agreement, and the New Operating Expense Limitation Agreement?
A.
No.  There are no material differences between the Fund’s Former OELA with Torray, its Interim OELA with Torray, and its New OELA with Torray.  Each of these agreements contractually cap the Fund’s operating expenses, as identically defined in each agreement, at 1.00%. Under all three agreements, Torray does not reserve the right to recoup any previously waived fees or reimbursed expenses.

Q. What occurred at the Shareholder Meeting on June 17, 2021?
A.
The Shareholder Meeting scheduled for June 17, 2021, at 7501 Wisconsin Ave., Ste. 750W,  Bethesda, MD 20814 at 2:00 pm Eastern time convened as scheduled. After the Meeting was called to order, the vote totals for each of the proposals in the proxy were tabulated and reported.  Although a quorum was present for each of the proposals and each proposal had sufficient affirmative votes to pass, the vote totals were not certified because shareholders had not previously been apprised of Mr. Torray’s death and its effect on the proxy, as described in these materials. Instead, the Meeting was adjourned so that shareholders could be apprised of and give full consideration to these developments and, if they wish, change their prior vote.  The adjourned Meeting is scheduled to reconvene on August 24, 2021 at 10:00 am at the same location.

Q	What will happen if shareholders do not approve the New Management Agreement within 150 days of the immediate changes in control that resulted from Mr. Torray’s death?
Both the Board and the Fund are fully aware that if shareholders do not approve the New Management Agreement before October 7, 2021, the Fund will not have an effective advisory agreement in place as of October 8, 2021, and Torray would not be authorized to continue to provide such services to the Fund.  To protect shareholders from this unlikely scenario, the Fund will take the following measures.  First, the Shareholder Meeting will reconvene on August 24, 2021 at 10:00 am, and, based on the proxy votes that have already been cast, the Fund has every expectation that both proposals in the proxy will be approved. However, if for some reason such approvals were not obtained  at the August 24, 2021 reconvened Shareholder Meeting, the Fund will adjourn the Meeting until a later date and continue to solicit proxies.  If shareholders have not approved the  New Management Agreement by September 1, 2021, the Fund will contact  the staff to the U.S Securities and Exchange Commission to seek no-action relief that will  allow the Fund to continue to solicit votes on the proposal to approve the new Management Agreement after expiration of the 150-day term of the Interim Management Agreement, while also continuing to provide investment management services to the Fund in a manner that is consistent with no-action relief that the staff has granted in similar circumstances, including potentially providing services to the Fund after October 7, 2021 at cost or for no compensation while proxies continue to be solicited.  There is no guarantee that such relief will be granted.
If sufficient shareholder votes to approve the New Management Agreement are  not obtained during the period of no-action relief, or if the staff does not issue the requested relief, the Fund’s Board will consider and determine  further actions it might take in the best interests of Fund shareholders, including potentially merging the Fund with another mutual fund or liquidating and deregistering the Fund.

Q.	Why am I being asked to elect current and new Trustees?
A.
You are being asked to use the enclosed proxy to vote in favor of the election of each of the following nominees as a Trustee to hold office until the next meeting of Shareholders at which Trustees are elected and until his or her successor is elected and qualified. Four of the nominees, Independent Trustees Wayne H. Shaner (Chair), Carol T. Crawford and Bruce C. Ellis and Interested Trustee William M Lane are currently Trustees of the Trust.  Of the current Trustees, Mr. Shaner, Mr. Ellis, and Mr. Lane were previously elected by shareholders, while Ms. Crawford was elected to the Board by the Trust’s Independent Trustees after being nominated by the Trust’s Nominating Committee.  Proposed Interested Trustee Nicholas Haffenreffer and proposed Independent Trustee Patrick J. Carolan  have been nominated by the current Board for their initial term, subject to shareholder approval.  Shareholders are being asked to elect the current and new Trustees to broaden the Board’s expertise, with Mr. Haffenreffer’ s extensive investment management knowledge and experience and Mr. Carolan’s extensive fund distribution knowledge and experience. The election of the current and new Trustees by shareholders will also enable a smooth transition of the Board’s corporate governance and oversight functions if and when some of the current Board members decide to resign from the Board, which may occur in the coming years.  If elected by shareholders, proposed Interested Trustee Nicholas Haffenreffer’ s term as an Interested Trustee will commence only when William M Lane departs from the Board.  If all the nominees to the Trust’s Board are elected at the Meeting, the Board’s membership will increase from four to six members. Pursuant to Rule 14a-4(d) under the Securities Exchange Act of 1934, each nominee has consented to be named in the Proxy Statement and to serve if elected. It is not expected that any of the nominees will decline or become unavailable for election, but in case this should happen, the discretionary power given in the proxy may be used to vote for a substitute nominee or nominees.

Q.	How does the Trust’s Board of Trustees recommend that I vote?

A.
After careful consideration, the Board, including its Independent Trustees voting separately, having determined that both proposals are in the best interest of the Fund and its shareholders, unanimously recommends that shareholders vote to APPROVE the new Management Agreement in Proposal 1 and APPROVE the proposal to elect each the current and new Trustees in Proposal 2.

Q.	Who is eligible to vote?
A.	Any person who owned shares of the Fund on the “record date,” which is March 31, 2021 (even if that person subsequently redeems those shares), is eligible to vote on the two Proposals.
Q.	Who is paying for this proxy mailing and for the other expenses and solicitation costs associated with this shareholder meeting?
A.
The expenses incurred in connection with preparing the proxy statement and its enclosures and all related legal and solicitation expenses will be paid by Torray.  Torray will not seek reimbursement for the any costs associated with the proxy.

Q.	What vote is required to approve the Proposals?
A.
The proposal to approve the New Management Contract requires the vote of the “majority of the outstanding voting securities” of the Fund.  Under the 1940 Act and the terms of the Current Management Agreement, a “majority of the outstanding voting securities” is defined as the lesser of:  (1) 67% or more of the voting securities of the Fund entitled to vote present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities entitled to vote thereon are present in person or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.

The proposal to elect Trustees requires, under the Trust’s Declaration of Trust, a quorum of 40% of the Fund’s Shares that are entitled to vote at the Meeting. Once that quorum is present, either in person or by proxy, a plurality of the of the shares voted (i.e. more FOR than AGAINST) will elect a Trustee.
A majority of the votes cast at the Meeting, either in person or by proxy, is required to approve any adjournment(s) of the special meeting, even if the number of votes cast is fewer than the number required for a quorum.
Q.	How can I cast my vote?
A.
If you have not already voted on the proposals, we encourage you to do so, and you may choose one of the following options to authorize a proxy to vote your shares as you wish or  vote in person at the meeting:

•	Mail: Complete and return the proxy card provided with these additional proxy materials.
•	Internet: Access the website shown on your proxy card and follow the online instructions.
•	Telephone (automated service): Call the toll-free number shown on your proxy card and follow the recorded instructions.
•	In person: Attend the reconvened special shareholder meeting on August 24, 2021 at 10:00 am.
If you previously voted on the proposals and do not wish to change your vote(s) in light of the new information that we are providing to you (or for any other reason), you need not do anything, and your previous votes will be counted as cast.
If you previously voted on the proposals and wish to change your vote(s) in light of the new information that we are providing to you (or for any other reason), you may vote again using any of the methods described above.  Any shareholder of the Fund giving a proxy has the power to revoke it prior to its exercise by mail (addressed to the Secretary at the principal executive office of the Trust shown at the beginning of this proxy statement), or in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund.  In addition, although mere attendance at the Special Meeting will not revoke a proxy, a shareholder present at the Special Meeting may withdraw a previously submitted proxy and vote in person.  To obtain directions on how to attend the Special Meeting and vote in person, please call 1- 844-406-4960.
We encourage you to vote via telephone or over the internet using the control number on your proxy card and following the simple instructions because these methods result in the most efficient means of transmitting your vote and reduces the need for the Fund to conduct telephone solicitations and/or follow up mailings.